Exhibit 5.1

December 2, 2020

Broadmark Realty Capital Inc.

1420 Fifth Avenue

Suite 2000

Seattle, WA 98101

Re:	Broadmark Realty Capital Inc.: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Broadmark Realty Capital Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of the following securities of the Company having a maximum aggregate offering price equal to $700,000,000 (collectively, the “Securities”): (i) shares of common stock, $0.001 par value per share (“Common Stock”); (ii) shares of preferred stock, $0.001 par value per share (“Preferred Stock”); (iii) depositary shares (“Depositary Shares”); (iv) debt securities (“Debt Securities”); (v) warrants (“Warrants”); and (vi) guarantees (“Guarantees”) by the Company of debt securities issued by BRMK Lending, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company. The Securities and certain other securities registered by wholly-owned subsidiaries of the Company are covered by the Registration Statement on Form S-3 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement, and the related form of prospectus contained therein, in the form in which it was transmitted to the Commission under the 1933 Act;

2.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.            The Amended and Restated Bylaws (the “Bylaws”) of the Company, certified as of the date hereof by an officer of the Company;

4.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Broadmark Realty Capital Inc.

December 2, 2020

5.            Resolutions adopted by the Board of Directors of the Company (the “Board”), or a duly authorized committee thereof, relating to the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.            A certificate executed by an officer of the Company, dated as of the date hereof; and

7.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.           All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            Upon the issuance of any Securities that are Common Stock (“Common Securities”), including Common Securities that may be issued upon conversion or exchange of any other Securities convertible into or exchangeable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Broadmark Realty Capital Inc.

December 2, 2020

6.            Upon the issuance of any Securities that are Preferred Stock (“Preferred Securities”), including Preferred Securities that may be issued upon conversion or exchange of any other Securities convertible into or exchangeable for Preferred Securities, the total number of shares of Preferred Stock issued and outstanding and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

7.            Any Securities convertible into or exchangeable for other Securities will be duly converted or exchanged in accordance with their terms.

8.            The issuance of, and certain terms of, the Securities will be approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Registration Statement (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

9.            Articles Supplementary creating and designating the number of shares and terms of any class or series of Preferred Securities to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Securities.

10.          None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.            Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor and otherwise in accordance with the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.            Upon completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor and otherwise in accordance with the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

Broadmark Realty Capital Inc.

December 2, 2020

4.            Upon completion of all Corporate Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5.            Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

6.            Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

7.            Upon the completion of all Corporate Proceedings relating to the Guarantees, the issuance of the Guarantees will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP